UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 1, 2015
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On December 1, 2015, John M. Desmarais was elected a director of BioRestorative Therapies, Inc. (the “Company”).  Mr. Desmarais has not yet been appointed as a member of a committee of the Board of Directors of the Company (the “Board”).  Concurrently with his election, Mr. Desmarais was granted an option to purchase 15,000 shares of common stock of the Company at an exercise price of $4.40 per share pursuant to the Company’s 2010 Equity Participation Plan (the “Plan”).  The option vests to the extent of 5,000 shares on each of the first, second and third anniversaries of the date of grant and is exercisable for a period of ten years, subject to the provisions of the Plan.

On November 18, 2015, Mr. Desmarais purchased 125,000 shares of common stock of the Company (the “Acquired Shares”) and a five year warrant to purchase 125,000 shares of common stock of the Company at an exercise price of $5.00 per share (the “Acquired Warrant”) for an aggregate purchase price of $500,000.  In connection with the purchase, the Company agreed to cause the election of Mr. Desmarais to the Board and to adopt a Board resolution relating to the right of Mr. Desmarais to pursue corporate opportunities, subject to certain exceptions (which resolution the Board adopted concurrently with the election of Mr. Desmarais to the Board).  In the event that the Company did not cause the election of Mr. Desmarais to the Board within 30 days of the closing of the purchase, Mr. Desmarais would have had the right to require the Company to repurchase the Acquired Shares for the purchase price paid by him ($4.00 per share) and the Acquired Warrant would have been deemed cancelled.  Mr. Desmarais would have had a similar right to require the Company to repurchase the Acquired Shares in the event that the Board did not adopt the resolution relating to corporate opportunities.  In the event that the Board at any time proposes to or does rescind, revoke or modify such resolution, Mr. Desmarais shall have the right to cause the Company to repurchase the Acquired Shares for a purchase price per share equal to the greater of (a) $4.00 or (b) the average of the closing prices of the common stock of the Company on the five trading days immediately preceding the date of the repurchase.

Item 8.01	Other Events.

On December 2, 2015, the Company issued a press release (the “Press Release”) announcing Mr. Desmarais’s election as a director.  A copy of the Press Release is furnished as Exhibit 99.1 hereto.

The information in the Press Release is being furnished, not filed, pursuant to this Item 8.01. Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Report with respect to the Press Release is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report with respect to the Press Release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Press release, dated December 2, 2015, issued by BioRestorative Therapies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: December 2, 2015	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer